UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-212571

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Coffee Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Copper Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Cotton Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Energy Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Grains Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Livestock Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Nickel Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Platinum Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Softs Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Sugar Subindex Total ReturnSM ETN	NYSE Arca, Inc.
iPath® Series B Bloomberg Tin Subindex Total ReturnSM ETN	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the following securities:

•                  iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM ETN (JJAB; 06746P589);

•                  iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM ETN (JJUB; 06746P571);

•                  iPath® Series B Bloomberg Coffee Subindex Total ReturnSM ETN (BJO; 06746P563);

•                  iPath® Series B Bloomberg Copper Subindex Total ReturnSM ETN (JJCB; 06746P555);

•                  iPath® Series B Bloomberg Cotton Subindex Total ReturnSM ETN (BALB; 06746P548);

•                  iPath® Series B Bloomberg Energy Subindex Total ReturnSM ETN (JJEB; 06746P530);

•                  iPath® Series B Bloomberg Grains Subindex Total ReturnSM ETN (JJGB; 06746P522);

•                  iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM ETN (JJMB; 06746P514);

•                  iPath® Series B Bloomberg Livestock Subindex Total ReturnSM ETN (COWB; 06746P498);

•                  iPath® Series B Bloomberg Nickel Subindex Total ReturnSM ETN (BJJN; 06746P480);

•                  iPath® Series B Bloomberg Platinum Subindex Total ReturnSM ETN (PGMB; 06746P472);

•                  iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM ETN (JJPB; 06746P464);

•                  iPath® Series B Bloomberg Softs Subindex Total ReturnSM ETN (JJSB; 06746P456);

•                  iPath® Series B Bloomberg Sugar Subindex Total ReturnSM ETN (SGGB; 06746P449) and

•                  iPath® Series B Bloomberg Tin Subindex Total ReturnSM ETN (JJTB; 06746P431)

to be issued by the Registrant (the “Securities”) as set forth in the pricing supplement dated January 17, 2018 (the “Pricing Supplement”) and the prospectus supplement dated July 18, 2016 (the “Prospectus Supplement”) to the prospectus dated July 18, 2016 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 ASR (File No. 333-212571), which became effective on July 18, 2016.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the ETNs” and “Material U.S. Federal Income Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Terms of the Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2.  Exhibits.

Exhibit No.

4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM ETN*

4.3	Form of Global Security relating to iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM ETN*

4.4	Form of Global Security relating to iPath® Series B Bloomberg Coffee Subindex Total ReturnSM ETN*

4.5	Form of Global Security relating to iPath® Series B Bloomberg Copper Subindex Total ReturnSM ETN*

4.6	Form of Global Security relating to iPath® Series B Bloomberg Cotton Subindex Total ReturnSM ETN*

4.7	Form of Global Security relating to iPath® Series B Bloomberg Energy Subindex Total ReturnSM ETN*

4.8	Form of Global Security relating to iPath® Series B Bloomberg Grains Subindex Total ReturnSM ETN*

4.9	Form of Global Security relating to iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM ETN*

4.10	Form of Global Security relating to iPath® Series B Bloomberg Livestock Subindex Total ReturnSM ETN*

4.11	Form of Global Security relating to iPath® Series B Bloomberg Nickel Subindex Total ReturnSM ETN*

4.12	Form of Global Security relating to iPath® Series B Bloomberg Platinum Subindex Total ReturnSM ETN*

4.13	Form of Global Security relating to iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM ETN*

4.14	Form of Global Security relating to iPath® Series B Bloomberg Softs Subindex Total ReturnSM ETN*

4.15	Form of Global Security relating to iPath® Series B Bloomberg Sugar Subindex Total ReturnSM ETN*

4.16	Form of Global Security relating to iPath® Series B Bloomberg Tin Subindex Total ReturnSM ETN*

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016, July 18, 2016 and January 17, 2018, respectively).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: January 17, 2018	By:	/s/ IAN MERRILL
	Name:	Ian Merrill
	Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to iPath® Series B Bloomberg Agriculture Subindex Total ReturnSM ETN*
4.3	Form of Global Security relating to iPath® Series B Bloomberg Aluminum Subindex Total ReturnSM ETN*
4.4	Form of Global Security relating to iPath® Series B Bloomberg Coffee Subindex Total ReturnSM ETN*
4.5	Form of Global Security relating to iPath® Series B Bloomberg Copper Subindex Total ReturnSM ETN*
4.6	Form of Global Security relating to iPath® Series B Bloomberg Cotton Subindex Total ReturnSM ETN*
4.7	Form of Global Security relating to iPath® Series B Bloomberg Energy Subindex Total ReturnSM ETN*
4.8	Form of Global Security relating to iPath® Series B Bloomberg Grains Subindex Total ReturnSM ETN*
4.9	Form of Global Security relating to iPath® Series B Bloomberg Industrial Metals Subindex Total ReturnSM ETN*
4.10	Form of Global Security relating to iPath® Series B Bloomberg Livestock Subindex Total ReturnSM ETN*
4.11	Form of Global Security relating to iPath® Series B Bloomberg Nickel Subindex Total ReturnSM ETN*
4.12	Form of Global Security relating to iPath® Series B Bloomberg Platinum Subindex Total ReturnSM ETN*
4.13	Form of Global Security relating to iPath® Series B Bloomberg Precious Metals Subindex Total ReturnSM ETN*
4.14	Form of Global Security relating to iPath® Series B Bloomberg Softs Subindex Total ReturnSM ETN*
4.15	Form of Global Security relating to iPath® Series B Bloomberg Sugar Subindex Total ReturnSM ETN*
4.16	Form of Global Security relating to iPath® Series B Bloomberg Tin Subindex Total ReturnSM ETN*
99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016, July 18, 2016 and January 17, 2018, respectively).

*                                         Filed herewith.